Exhibit 99.1

September 10, 2009

Anasazi Capital Corp.
18101 Von Karman Avenue, Suite 330
Irvine, California 92612

Dear Sir:

I hereby resign as a director and as president, secretary and treasurer of Anasazi Capital Corp., Inc. (the “Company”), effective immediately.  My resignation does not in any way imply or infer any dispute or disagreement relating to the Company’s operations, policies or practices.  I wish the Company much success in its future endeavors.

Sincerely,

/s/ Paul Garcia
Paul Garcia